EXHIBIT 99.1

PRESS RELEASE                                           FOR IMMEDIATE RELEASE

December 10, 2007

CHDT APPOINTS CHIEF FINANCIAL OFFICER

DEERFIELD BEACH, FL: CHDT Corporation, a Florida corporation (OTCBB: CHDO.OB) (CHDT) announced today the appointment of Laurie Holtz as its Chief Financial Officer, effective December 10, 2007.

Laurie Holtz is a certified public accountant practicing in the greater Miami, Florida region for over 30 years.  Mr. Holtz was a pioneer in development of forensic accounting and has worked as a forensic auditor in a number of cases over the years. Mr. Holtz has served on the Board of Directors since January 2004 and is 75 years old.

“Mr. Holtz is highly qualified to handle the vital position of Chief Financial Officer.  His appointment will allow Gerry McClinton, who has been handling our financial officer functions, to focus on day-to-day executive management of operations. The appointment of Mr. Holtz represents a further step in our ongoing efforts to improve CHDT Corporation on all levels,” said Stewart Wallach, Chief Executive Officer of CHDT.

CHDT: CHDT is a public holding company that engages through its Capstone Industries, Inc. subsidiary in the sale of consumer products, specifically STP-branded power tools and portable book lights, through retailers and wholesalers nationwide. See http://www.chdtcorp.com for more information about the company and www.capstoneindustries.com and www.stptools.com for information on our products. References to websites or URLs in this press release do not constitute an incorporation of such websites' or URLs' contents in this press release.

FORWARD LOOKING STATEMENTS:  Statements in this press release that relate to future events or projections or expectations of CHDT and its subsidiaries are or contain “forward-looking statements” under and protected by the Private Securities Litigation Reform Act of 1995, as amended. Actual business or financial results may differ materially from such statements because of a number of risks and uncertainties, including risks that are beyond the control of CHDT and its subsidiaries and uncertainties beyond the ability of CHDT or its subsidiaries to predict.  CHDT is a “penny stock” company.  Additional risk factors are set forth in CHDT’s Form 10-KSB for the fiscal year ending December 31, 2006 and other current SEC filings and these risk factors should be carefully reviewed and considered.

CONTACT:
Janek@capstoneindustries.com
954-252-3440